GULF RESOURCES, INC.
2007 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT

THIS AGREEMENT, made as of the ___ day of _________, 20__, by Gulf Resources, Inc., a Delaware corporation (the “Company”), and __________________ (the “Holder”):

The Company has adopted a 2007 Equity Incentive Plan (the “Plan”). Said Plan, as it may hereafter be amended and continued, is incorporated herein by reference and made part of this Agreement. Terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

The Board, which in the absence of a Committee is charged with the administration of the Plan pursuant to Section 6 of the Plan, has determined that it would be to the advantage and interest of the Company to grant the stock option provided for herein to the Holder as an inducement for him to remain in the service of the Company or one of its subsidiaries, and as an incentive for his increased efforts during such service.

NOW, THEREFORE, pursuant to the Plan, the Company hereby grants to the Holder as of the date hereof an option (the “Option”) to purchase all or any part of __________ shares of Common Stock of the Company (“Shares”), par value $.001 per Share, upon the following terms and conditions:

1.           The Option shall continue in force through __________, 2___ (the “Expiration Date”), unless sooner terminated as provided herein and in the Plan. Subject to the provisions of the Plan, the Option shall be fully vested and exercisable as of the date hereof and the exercise price per share under the Option shall be $_________, which per share price equals or exceeds [at least 85%] of the Fair Market Value of a Share on the date hereof, the date of the grant of the Option.  Except as provided hereinbelow, the Option may not be exercised unless the Holder is then an employee (including officers and directors who are employees), non-employee director, consultant, advisor, agent or independent representative of the Company or a Subsidiary.

2.           In the event that the Holder shall no longer be in the service or employ of the Company or any Subsidiary prior to the Expiration Date (otherwise than by reason of the Holder’s death or Disability), the Option may, subject to the provisions of the Plan, be exercised (to the extent that the Holder was entitled to do so at the termination of his employment with or service for the Company or Subsidiary) at any time within  three months after such termination, but not after the Expiration Date.  Nothing in this Agreement shall confer upon the Holder any right to continue in the employ or service of the Company or any Subsidiary or affect the right of the Company or any Subsidiary to terminate the Holder’s employment or service at any time.

3.           If the Holder shall (a) die while he is employed by or serving the Company or a Subsidiary, or within three months after the termination of such employment or service, or (b) becomes Disabled while employed by or serving the Company or any Subsidiary, then the Option may be exercised as set forth herein by the Holder or by the person or persons to whom the Holder’s rights under the Option pass by will or applicable law, or if no such person has such right, by the Holder’s executors or representative, at any time within one year after the date of death of the Holder, or one year after the date of the Holder’s Disability, but in either case, not later than the Expiration Date.

4.           (a) The Holder or his executor or representative may exercise the Option with respect to all or any part of the Shares then purchasable hereunder by giving the Company written notice in the form annexed, as provided in paragraph 8 hereof, of such exercise. Such notice shall specify the number of Shares as to which the Option is being exercised, and shall be accompanied by payment in full in cash of an amount equal to the product of the per Share exercise price multiplied by the number of Shares as to which the Option is being exercised; provided that, if permitted by the Board, the exercise price may be paid, in whole or in part, by surrender or delivery to the Company of securities of the Company held by the Holder for not less than 6 months, and having an aggregate Fair Market Value on the date of exercise equal to the portion of the exercise price being so paid and, provided further, the exercise price may be paid by means of a cashless exercise, whereby the number of Shares to be issued upon exercise of the Option shall be reduced by that number of Shares having an aggregate Fair Market Value equal to the exercise price as of the date of exercise.

(b)           The Holder shall, upon notification of the amount due, pay promptly any amount necessary to satisfy applicable federal, state or local tax requirements. In the event such amount is not paid promptly, the Company shall have the right to apply from the exercise price paid, the amount required by law to be withheld by the Company with respect to such payment for tax purposes, if any, and the number of Shares to be issued by the Company in connection with the exercise of the Option will be reduced accordingly.

5.           Notwithstanding any other provision of the Plan, in the event of a change in the outstanding Shares by reason of a stock dividend, split-up, split-down, reverse split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off, reorganization, liquidation or the like, then the aggregate number of Shares and the per Share exercise price under the Option shall be appropriately adjusted by the Board, the determination of which shall be conclusive.

6.           The Option shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the Holder other than by will or the laws of descent and distribution, except pursuant to a domestic relations order entered by a court of competent jurisdiction.  During the life of the Holder, the Option shall be exercisable solely by him. Notwithstanding the foregoing, the Holder shall be permitted to transfer the Option to family members or family trusts established by the Holder.

7.

Neither the Holder, nor in the event of his death any person entitled to exercise his rights with respect to the Option, shall have any of the rights of a shareholder with respect to the Shares subject to the Option until Shares have been registered in the name of the Holder or his estate, as the case may be.

8.           Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of its Chairman, and any notice to the Holder shall be addressed to him at his address now on file with the Company, or to such other address as either may last have designated to the other by written notice as provided herein. Any notice so addressed shall be deemed to be given on the second business day after mailing, by registered or certified mail, at a post office or branch post office within the United States.

9.           In the event that any question or controversy should arise with respect to the nature, scope or extent of any one or more rights conferred by the Option, the determination by the Board, or if one has been appointed, the Committee (as constituted at the time of such determination), of the rights of the Holder shall be conclusive, final and binding upon the Holder and upon any other person who shall assert any right pursuant to the Option.

By: ______________________________
Name:
Title:

ACCEPTED AND AGREED:

_____________________________

FORM OF NOTICE OF EXERCISE

TO:  Gulf Resources, Inc.

FROM: ____________________________
          Print Name

The undersigned hereby exercises his option to purchase ______ shares of Common Stock of Gulf Resources, Inc. (the “Company”) as provided in the Stock Option Agreement dated as of _____________, at an exercise price of $__________ per share, for a total of $__________, and makes payment therefor as follows:

(1)           To the extent of $ _____________ of the exercise price, the undersigned hereby surrenders to the Company certificates for shares of its Common Stock which were held by him for not less than 6 months and which, valued at $________ per share, the Fair Market Value thereof as of the date below, equals such portion of the exercise price.

(2)           To the extent of the balance of the exercise price, if any, the undersigned has enclosed a check payable to the order of the Company in the amount of $_____________.

A stock certificate or certificate for the shares shall be delivered in person or mailed to the undersigned at the address shown below.

The undersigned hereby represents and warrants that it is his present intention to acquire and hold the aforesaid shares of Common Stock of the Company for his own account for investment, and not with a view to the distribution of any thereof, and agrees that he will make no sale thereof, except in compliance with the applicable provisions of the Securities Act of 1933, as amended.

Signature: ______________________________

Address: ______________________________ _____________________________________ _____________________________________

Dated:  __________________